Exhibit 23.2

North Rim Exploration Ltd.

1020-606 Spadina Crescent East

Saskatoon, Saskatchewan S7K 3H1

Canada

June 28, 2012

Prospect Global Resources Inc.

1621 18th Street, Suite 260

Denver CO 80202

Attention: Wayne Rich

Dear Wayne:

North Rim Exploration Ltd. hereby consents to being named in the Prospectus being filed with the Securities and Exchange Commission by Prospect Global Resources, Inc. on or about June 28, 2012.

Sincerely,

North Rim Exploration Ltd.

/s/ Tabetha Stirrett
Tabetha Stirrett, P. Geo.
Project Geologist